Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement Amendment No. 3 on Form S-3 of our report dated December 18, 2025, relating to the consolidated financial statements of Nano Nuclear Energy, Inc. which appears in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, filed with the Securities and Exchange Commission. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 23, 2025